Exhibit m.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the inclusion of our report dated December 16, 2005 and to the reference to our firm under the headings “Selected
Condensed Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in this registration statement (Form N-2 No. 333-125953).
ERNST & YOUNG LLP
New York, New York
February 15, 2006